UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive Suite 200 Indianapolis, Indiana	46214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on June 5, 2012, Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”) and wholly owned subsidiary of Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership,” “we,” “our” and “us”), entered into a definitive agreement (the “Purchase Agreement”) with Royal Purple, Inc., a Texas corporation (“Royal Purple”), and the shareholders of Royal Purple (the “Sellers”).

This Amendment No. 2 amends the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on June 8, 2012, as subsequently amended on June 21, 2012, to provide the financial statement information required by Rule 3-10(g) of Regulation S-X.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The audited financial statements of Royal Purple at December 31, 2011, and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended and the Report of Independent Registered Public Accounting Firm issued by Briggs & Veselka Co., are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of Briggs & Veselka Co.

99.1	Audited financial statements of Royal Purple at December 31, 2011, and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended and the Report of Independent Registered Public Accounting Firm issued by Briggs & Veselka Co.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its general partner

Date: June 7, 2013	By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description
23.1	Consent of Briggs & Veselka Co.

99.1	Audited financial statements of Royal Purple at December 31, 2011, and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended and the Report of Independent Registered Public Accounting Firm issued by Briggs & Veselka Co.

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